B Y L A W S

                                        O F

                          WORLDPORT COMMUNICATIONS, INC.




                              A Delaware Corporation



                                 TABLE OF CONTENTS

  ARTICLE I - Offices.......................................................

       Section 1.01.  Offices...............................................  1

  ARTICLE II - Shares.......................................................  1

       Section 2.01.  Shares................................................  1

  ARTICLE III - Preemptive Rights...........................................  1

       Section 3.01.  Preemptive Rights.....................................  1

  ARTICLE IV - Perpetual Existence..........................................  2

       Section 4.01.  Perpetual Existence..................................  2

  ARTICLE V - Non-Liability of Shareholders................................   2

       Section 5.01.  Non-Liability of Shareholders........................  2

  ARTICLE VI - Indemnification.............................................   2

       Section 6.01.  Indemnification......................................  2

  ARTICLE VII - Meeting of Shareholders....................................  3

       Section 7.01.  Place of Meeting.....................................  3
       Section 7.02.  Annual Meeting.......................................  3
       Section 7.03.  Special Meetings.....................................  3
       Section 7.04.  Notice of Meetings...................................  3
       Section 7.05.  Quorum, Manner of Acting and
                 Adjournment....................................3
       Section 7.06.  Organization.........................................  4
       Section 7.07.  Notice of Business...................................  4
       Section 7.08.  Voting; Proxies......................................  5
       Section 7.09.  Voting Lists.........................................  6
       Section 7.10.  Consent of Shareholders in Lieu of
                  Meeting..................................... 6

  ARTICLE VIII - Board of Directors.......................................   7

       Section 8.01.  Powers...............................................  7
       Section 8.02.  Number, Term of Office and
                  Qualification...............................  7
       Section 8.03.  Nomination of Directors..............................  7
       Section 8.04.  Vacancies............................................  9
       Section 8.05.  Resignations.........................................  9
       Section 8.06.  Organization.........................................  9
       Section 8.07.  Place of Meeting.....................................  9
       Section 8.08.  Organization Meeting................................. 10
       Section 8.09.  Regular Meetings..................................... 10
       Section 8.10.  Special Meetings..................................... 10
       Section 8.11.  Quorum, Manner of Acting and
                  Adjournment................................. 10
       Section 8.12.  Action by Unanimous Written
                  Consent..................................... 10
       Section 8.13.  Interested Directors or Officers..................... 11
       Section 8.14.  Compensation......................................... 11
       Section 8.15.  Committees........................................... 11

  ARTICLE IX - Notices - Waivers - Meetings...............................  12

       Section 9.01.  What Constitutes Notice.............................. 12
       Section 9.02.  Waivers of Notice.................................... 13
       Section 9.03.  Conference Telephone Meetings........................ 13

  ARTICLE X - Officers..................................................... 13

       Section 10.01.  Number, Qualifications and
  Designation................................. 13
       Section 10.02.  Election and Term of Office......................... 13
       Section 10.03.  Subordinate Officers, Committees and
                  Agents............................. 14
       Section 10.04.  Resignations........................................ 14
       Section 10.05.  Removal............................................. 14
       Section 10.06.  Vacancies........................................... 14
       Section 10.07.  General Powers...................................... 14
       Section 10.08.  The President....................................... 14
       Section 10.09.  The Chairman........................................ 15
       Section 10.10.  The Vice Presidents................................. 15
       Section 10.11.  The Secretary....................................... 15
       Section 10.12.  The Treasurer....................................... 15
       Section 10.13.  Officer's Bonds..................................... 16
       Section 10.14.  Compensation........................................ 16

  ARTICLE XI - Certificates of Stock, Transfer, Etc.......................  16

       Section 11.01.  Issuance............................................ 16
       Section 11.02.  Transfer............................................ 16
       Section 11.03.  Stock Certificates.................................. 17
       Section 11.04.  Lost, Stolen, Destroyed, or Mutilated
                  Certificates...................... 17
       Section 11.05.  Record Holder of Shares............................. 17
       Section 11.06.  Determination of Shareholders of
                  Record...................................... 17

  ARTICLE XII - Indemnification of Directors, Officers, Etc................ 18

       Section 12.01.  Directors and Officers; Third Part
                  Actions.....................................18
       Section 12.02.  Directors and Officers; Derivative
                  Actions.................................... 19
       Section 12.03.  Employees and Agents................................ 19
       Section 12.04.  Procedure for Effecting
                  Indemnification.............................. 19
       Section 12.05.  Advancing Expenses.................................. 20
       Section 12.06.  Scope of Article.................................... 20

  ARTICLE XIII - Insurance..................................................  21

       Section 13.01.  Insurance Against Liability Asserted Against Directors,
                  Officers, Etc.........21

  ARTICLE XIV - Miscellaneous...............................................  21

       Section 14.01.  Corporate Seal...................................... 21
       Section 14.02.  Checks.............................................. 21
       Section 14.03.  Contracts........................................... 21
       Section 14.04.  Inspection.......................................... 22
       Section 14.05.  Fiscal Year......................................... 22

  ARTICLE XV - Amendments...................................................  22

       Section 15.01.  Amendments.......................................... 22


                                      BYLAWS

                                        OF

                          WORLDPORT COMMUNICATIONS, INC.


                                     ARTICLE I

                                      Offices

       Section 1.01. Offices. The corporation may have offices at such places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require, provided that the corporation maintains a registered office within the State of Delaware.

                                    ARTICLE II

                                      Shares

       Section 2.01. Shares. The Board of Directors shall have authority to authorize the issuance, from time to time without any vote or other action by the shareholders, of any or all shares of stock of the corporation of any class at any time authorized, and any securities convertible into or exchangeable for any such shares, in each case to such persons and for such consideration, and on such terms as the Board of Directors from time to time in its discretion lawfully may determine. Shares so issued, for which the consideration has been paid to the corporation, shall be fully paid stock and the holders of such stock shall not be liable for any further call or assessment thereon.


                                    ARTICLE III

                                 Preemptive Rights

       Section 3.01. Preemptive Rights. No common shareholder of this corporation shall by reason of such shareholder holding common shares of any class have any preemptive or preferential rights of purchase to subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

                                    ARTICLE IV

                                Perpetual Existence

       Section 4.01. Perpetual Existence. The corporation is to have perpetual existence.

                                     ARTICLE V

                           Non-Liability of Shareholders

       Section 5.01. Non-Liability of Shareholders. The private property of the shareholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                    ARTICLE VI

                                  Indemnification

       Section  6.01.  Indemnification.   The  corporation  shall  have  power
  to indemnify any person, including present or former directors, officers, trustees, employees or agents of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the General Corporation Law of Delaware and/or the Bylaws of the corporation. Such indemnification shall be in addition to all other rights to which those indemnified may be entitled under any statute, bylaw, agreement, vote of shareholders or otherwise.

                                    ARTICLE VII

                              Meeting of Shareholders

       Section 7.01. Place of Meeting. All meetings of the shareholders of the Corporation shall be held in Wilmington, Delaware, or at such other place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting.

       Section 7.02. Annual Meeting. The Board of Directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the Board of Directors, the meeting for any calendar year shall be held on the second Tuesday of June, if not a legal holiday, and if a legal holiday, then on the next succeeding day which is not a legal holiday. At the annual meeting, the shareholders then entitled to vote shall elect by written ballot directors and shall transact such other business as may properly be brought before the meeting.

       Section 7.03. Special Meetings. Except as provided in the corporation's Certificate of Incorporation, special meetings of the shareholders of the corporation for any purpose or purposes for which meetings may lawfully be called, may be called at any time for any purpose or purposes by the Board of Directors or by any person or committee expressly so authorized by the Board of Directors and by no other person or persons. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held at such date and time as the Secretary may fix, not less than ten (10) nor more than sixty (60) days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

       Section 7.04. Notice of Meetings. Written notice of the place, date and hour of every meeting of the shareholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

       Section 7.05. Quorum, Manner of Acting and Adjournment. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote at a meeting of the shareholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

       Section 7.06. Organization. At every meeting of the shareholders, the President, or in the case of vacancy in office or absence of the President, such person as may be designated by the Board of Directors, shall act as Chairman of such meeting, and the Secretary, or, in the Secretary's
  absence, an assistant secretary,   or  in  the  absence  of  both  the
  Secretary and the assistant secretaries, a person appointed by the Chairman of the Meeting shall act as Secretary.

       Section 7.07. Notice of Business. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for herein, and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth below.

           In addition to any other applicable requirements, for business to be properly brought before an annual Meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

           To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth
  (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

           To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

           No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth herein; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this paragraph shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

       Section 7.08. Voting; Proxies. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of common stock and the number of votes per share as designated in the designation of rights adopted with respect to each share of preferred stock registered in such shareholder's name on the books of the corporation on the record date for such meeting. All elections of directors shall be by written ballot, unless waived by the shareholders present or unless action is taken pursuant to Section 7.09 of the Bylaws. The vote upon any other matter need not be by ballot. No proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by
  the   shareholder  or  by  such   shareholder's   duly   authorized attorney-
  in-fact and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provisions in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation.

       Section 7.09. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

       Section 7.10. Consent of Shareholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                   ARTICLE VIII

                                Board of Directors

       Section 8.01. Powers. The management of the corporation shall be under the direction of the Board of Directors; and all powers of the corporation, except those specifically reserved or granted to the shareholders by statute, the Certificate of Incorporation or these Bylaws, are hereby granted to and vested in the Board of Directors.

       Section 8.02. Number, Term of Office and Qualification. The Board of Directors shall consist of such number of directors, not less than three (3) or more than nine (9), as may be determined from time to time by the Board of Directors subject to the provisions of the Certificate of Incorporation. The term of each director shall be for one year from the date of such director's election; however, each director shall serve until such director's successor shall have been duly elected and qualified, unless such director shall resign, become disqualified, disabled or shall otherwise be removed. At each annual election, the directors chosen to succeed those whose terms then expire shall be for the same term as the directors they succeed.

       Section 8.03. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Certificate of Incorporation, or otherwise, with respect to the right of holders of preferred stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors, or at any Special Meeting of shareholders called for the purpose of electing directors, may be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for herein and on the record date for the determination of shareholders entitled to vote at such meeting, and (ii) who complied with the notice procedures set forth in this paragraph 8.03.

           In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

           To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual Meeting, not less than sixty
  (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date on the Special Meeting was made, whichever first occurs.

           To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) the description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee consenting to being named as a nominee and to serve as a director if elected.

           No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph 8.03. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

       Section 8.04. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the director so chosen shall hold office until such director's successor shall have been duly elected and qualified unless such director shall resign, become disqualified, disabled or shall otherwise be removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any shareholder or shareholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

       Section 8.05. Resignations. Any director of the corporation may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 8.06. Organization. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the President; the Vice President;
  or a Chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary.

       Section 8.07. Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Chairman of the Board or the Board of Directors may from time to time determine, or as may be designated in the notice calling the meeting.

       Section 8.08.  Organization  Meeting.   Immediately  after  each annual
  election of directors or other meeting at which the entire Board of Directors is elected, the newly elected Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where said election of directors was held. Notice of such meeting need not be given. Such organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

       Section 8.09. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors. Notice of any regular meeting shall be given in the manner prescribed for special meetings of the Board of Directors.

       Section 8.10. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the President or on the written request of three (3) or more of the directors. Notice of each such meeting shall be given to each director in writing, or by telephone personally, at least twenty-four (24) hours before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held.

       Section 8.11. Quorum, Manner of Acting and Adjournment. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       Section 8.12. Action by Unanimous Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee as the case may be.

       Section 8.13.  Interested  Directors  or  Officers.    No  contract  or
  transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because such director's or officer's votes are counted for such purpose, if:

       (1) The material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

       (2) The material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

       (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

       Section 8.14. Compensation. Each director who is not also an employee of the corporation or any subsidiary thereof shall be paid such compensation for such director's services and shall be reimbursed for such expenses as may be fixed by the Board of Directors.

       Section 8.15. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether o r not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors passed as aforesaid, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders of the corporation, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the corporation. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business.


                                    ARTICLE IX

                           Notices - Waivers - Meetings

       Section 9.01. What Constitutes Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, written notice is required to be given to any director or shareholder, such notice may be given to such person, either personally or by sending a copy thereof through the mail, by telegraph, by private delivery service, or by facsimile transmission, charges prepaid, to such person's address appearing on the books of the corporation. If the notice is sent by mail, by telegraph or by private delivery service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or private delivery service for transmission to such person. If the notice is sent by facsimile transmission, it shall be deemed to have been given upon transmission, if transmission occurs before 12:00 noon at the place of receipt, and upon the day following transmission, if transmission occurs after 12:00 noon.

       Section 9.02.   Waivers  of  Notice.   Whenever  any  written notice is
  required to be given under the provisions of the Certificate of Incorporation, these Bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

       Section 9.03. Conference Telephone Meetings. One or more directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                     ARTICLE X

                                     Officers

       Section 10.01. Number, Qualifications and Designation. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of
  Section 10.03 of this Article. One person may hold more than one office. Officers may be, but need not be, directors or shareholders of the corporation.

       Section 10.02. Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to
  Section 10.03 of this Article, shall be elected annually by the Board of Directors, and each such officer shall hold such officer's office until such officer's successor shall have been elected and qualified, or until such officer's earlier resignation or removal.

       Section 10.03. Subordinate Officers, Committees and Agents. The Board of Directors may from time to time, elect such other officers, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint
  employees or other  agents,  or committees  thereof,   and  to  prescribe
  the authority and duties of such subordinate officers, committees, employees or other agents.

       Section 10.04. Resignations. Any officer or agent may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 10.05. Removal. Any officer, committee, employee or other agent of the corporation may be removed, either for or without cause, by the Board of Directors or other authority which elected or appointed such officer, committee or other agent whenever in the judgment of such authority the best interests of the corporation will be served thereby.

       Section 10.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the officer or committee to which the power to fill such officer has been delegated pursuant to Section 10.03 of this Article, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

       Section 10.07. General Powers. All officers of the corporation, as between themselves and the corporation, shall, respectively, have such authority and perform such duties in the management of the property and affairs of the corporation as may be determined by these Bylaws, or in the absence of controlling provisions in the Bylaws, as may be provided by resolution of the Board of Directors.

       Section 10.08. The President. The President shall, subject to the control of the Board of Directors, have general and active supervision of the affairs, business, officers and employees of the corporation. The President shall have authority to sign, execute, and acknowledge, in the name of the corporation deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or these Bylaws, to some other officer or agent of the corporation. The President shall, from time to time, in the President's discretion or at the order of the Board, submit to the Board reports of the operations and affairs of the corporation. The President shall also perform such other duties and have such other powers as may be assigned to the President from time to time by the Board of Directors.

       Section 10.09. The Chairman. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may from time to time be assigned to the Chairman by the Board of Directors.

       Section 10.10. The Vice Presidents. The corporation may have one or more Vice Presidents, having such duties as from time to time may be determined by the Board of Directors or by the President.

       Section 10.11. The Secretary. The Secretary shall keep full minutes of all meetings of the shareholders and of the Board of Directors; shall be ex officio Secretary of the Board of Directors; shall attend all meetings of the shareholders and of the Board of Directors; shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notices of all meetings of the shareholders of the corporation and of the Board of Directors; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the company under its seal;
  shall  have   responsibility  for  the  custody  and safekeeping  of all permanent records and other documents of the corporation; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision the Secretary shall be. The Board of Directors may elect one or more Assistant Secretaries to perform such duties as shall from time to time be assigned to them by the Board of Directors or the President.

       Section 10.12. The Treasurer. The Treasurer shall have or provide for the custody of all funds, securities and other property of the corporation; shall collect and receive or provide for the collection or receipt of money earned by or in any manner due to or received by the corporation; shall deposit or cause to be deposited all said moneys in such banks or other depositories as the Board of Directors may from time to time designate; shall make disbursements of corporate funds upon appropriate vouchers; shall keep full and accurate accounts of transactions of the Treasurer's office in books belonging to the corporation; shall, whenever so required by the Board of Directors, render an accounting showing the Treasurer's transactions as Treasurer, and the financial condition of the corporation; and, in general, shall discharge any other duties as may from time to time be assigned to the Treasurer by the Board of Directors. The Board of Directors may elect one or more Assistant Treasurers to perform the duties of the Treasurer as shall from time to time be assigned to them by the Board of Directors or the Treasurer.

       Section 10.13. Officer's Bonds. Any officer shall give a bond for the faithful discharge of such officer's duties in such sum, if any, and with such surety or sureties as the Board of Directors shall require. The corporation may obtain such bonds at its expense as the Board of Directors shall require.

       Section 10.14. Compensation. The compensation of the officers and agents of the corporation be fixed from time to time by the Board of Directors or by such committee as may be designated by the Board of Directors to fix salaries or other compensation of officers.

                                    ARTICLE XI

                       Certificates of Stock, Transfer, Etc.

       Section 11.01. Issuance. The certificate for stock of the corporation shall be numbered and registered in the stock ledger and transfer books or equivalent records of the corporation as they are issued. They shall be signed by the President, or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed if such certificate of stock is signed or countersigned by a transfer agent or by a registrar. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

       Section  11.02.   Transfer.   Transfers  of  shares  of  stock  of  the
  corporation shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, Article 8 of Title 5A of the Delaware Code, and its amendments and supplements.

       Section  11.03.   Stock   Certificates.   Stock   certificates  of  the
  corporation shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

       Section 11.04. Lost, Stolen, Destroyed, or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

       Section 11.05. Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on it books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

       Section 11.06. Determination of Shareholders of Record. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed:

             (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

             (2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

  Only such shareholders as shall be shareholders on the record date fixed or determined as aforesaid shall be entitled to notice of or to vote at such meeting or adjournment, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                    ARTICLE XII

                   Indemnification of Directors, Officers, Etc.

       Section 12.01. Directors and Officers; Third Party Actions. To the fullest extent of Delaware law, the corporation shall indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact such director or officer is or was an authorized representative of the corporation (which, for the purposes of this Article and Article XIII of these Bylaws, shall mean a director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) for,
  from  and  against  expenses  (including   attorneys'  fees), judgments,
  fines and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such director's or officer's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such director or officer reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such director's or officer's conduct was unlawful.

       Section 12.02.   Directors  and  Officers;   Derivative  Actions.   The
  corporation shall indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such director or officer is or was an authorized representative of the corporation, for, from and against expenses (including attorneys' fees) actually and reasonably incurred by such director or officer in connection with the defense or settlement of such action or suit if such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such director's or officer's duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other courts shall deem proper.

       Section 12.03. Employees and Agents. To the extent that an authorized representative of the company who neither was nor is a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 12.01 and
  12.02 of this Article or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation for, from and
  against  expenses  (including attorneys'   fees)   actually  and  reasonably
  incurred  by  such   authorized representative in connection therewith.  Such
  an authorized representative may, at the discretion of the Board of Directors, be indemnified by the corporation in any other circumstances to any extent if the corporation would be required by Sections 12.01 and 12.02 of this Article to indemnify such person in such circumstances to such extent if such authorized representative were or had been a director or officer of the corporation.

       Section 12.04. Procedure for Effecting Indemnification. Indemnification under Section 12.01, 12.02 or 12.03 of this Article shall be made when ordered by a court and shall be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because such authorized representative has met the applicable standard of conduct set forth in Sections 12.01 or 12.02 of this Article. Such determination shall be made:

            (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

            (2)   If  such a quorum is not obtainable, or, even if obtainable a
       majority   vote of  a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

            (3)  By the shareholders.

  If a claim under this Article XII is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have
  made  a   determination   prior  to  the   commencement   of  such  action
  that indemnification of the claimant is proper in the circumstances because such claimant had met the applicable standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

       Section 12.05. Advancing Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in a specific case or if requested by the Board of Directors upon a written opinion of independent legal counsel, upon receipt of an undertaking by or on behalf of an authorized representative to repay such amount unless it shall ultimately be determined that such authorized representative is entitled to be indemnified by the corporation as required in this Article or authorized by law.

       Section 12.06. Scope of Article. Each person who shall act as an authorized representative of the corporation, shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article. The indemnification provided by the Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be
  entitled  under any agreement,   vote  of  shareholders  or  disinterested
  directors,   statute  or otherwise,  both as to  action  in  such  authorized representative's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the corporation and shall insure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE XIII

                                     Insurance

       Section 13.01. Insurance Against Liability Asserted Against Directors, Officers, Etc. The corporation, whenever so authorized by the Board of Directors, may purchase and maintain insurance on behalf of any authorized representative, as said term is defined in Section 12.01 of these Bylaws, against any liability asserted against such authorized representative and incurred by such authorized representative in such capacity, or arising out of such authorized representative's status as such, whether or not the corporation would be authorized or required to indemnify such authorized representative by law or Article XII of these Bylaws.

                                    ARTICLE XIV

                                   Miscellaneous

       Section 14.01. Corporate Seal. The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

       Section 14.02. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors, or officer or officers authorized by resolution of the Board of Directors may, from time to time, designate.

       Section 14.03. Contracts. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers including the President and any Vice President, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

       Section 14.04.  Inspection.   The  books,  accounts  and records of the
  corporation may be kept (subject to any provision in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors and shall be open for inspection in person by any member of the Board of Directors at all times.

       Section 14.05.  Fiscal Year.   The fiscal year of the corporation shall
  be determined by the Board of Directors.

                                    ARTICLE XV

                                    Amendments

       Section 15.01.  Amendments.   These  Bylaws may be amended or repealed,
  and new Bylaws adopted, by the Board of Directors.